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                                                                     EXHIBIT 8.1
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           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]

                                 July 16, 1996


Patriot American Hospitality
3030 LBJ Freeway, Suite 1550
Dallas, TX 75234

     Re: Public Offering of up to 5,750,000 shares of Common Stock, no par value.

Ladies and Gentlemen:

     This opinion is delivered to you in our capacity as counsel to Patriot American Hospitality, Inc. (the "Company") in connection with the Company's registration statement on Form S-11 filed by the Company with the Securities and Exchange Commission on May 24, 1996 (No. 333-04587), as amended (the "Registration Statement"), relating to the public offering of up to 5,750,000 shares of the Company's common stock (the "Offering"). This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for taxable years commencing with the Company's taxable year ending December 31, 1995.

     We have relied upon the representations of an officer of the Company regarding the manner in which the Company and its affiliates have been and will be owned and operated. We have neither independently investigated nor verified such representations, and this opinion is expressly conditioned upon the accuracy of such representations. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents and that the descriptions of the Company and its actual and proposed activities, operations and governance set forth in the Registration Statement are true, correct and complete.

     In rendering the following opinion, we have examined the Company's Amended and Restated Articles of Incorporation and the By-Laws of the Company and such other records, certificates and documents, each as amended, as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

     In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts,
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                          GOODWIN, PROCTER & HOAR LLP


Patriot American Hospitality
July 16, 1996
Page 2


(v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We also have assumed, without investigation, that all documents, certificates, representations, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter and that all representations made to the "best knowledge" of any person(s), or subject to similar qualification, are true and complete as if made without such qualification.

     The opinion set forth below is based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as they exist at the date of this letter. All of the foregoing statutes, regulations and interpretations are subject to change, in some circumstances with retroactive effect; any changes to the foregoing authorities might result in modifications of our opinion contained herein.

     Based upon and subject to the foregoing, and provided that the Company makes a valid and timely election to be taxed as a REIT and continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that:

     1. Commencing with the taxable year ending December 31, 1995, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

     2. The statements in the Registration Statement set forth under the caption "Federal Income Tax Considerations" fairly summarize the federal income tax consequences that are likely to be material to a holder of the Company's common stock.

     We express no opinion other than that expressly set forth herein. Furthermore, the Company's qualification as a REIT depends on the Company meeting, and having met, the
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                          GOODWIN, PROCTER & HOAR LLP


Patriot American Hospitality
July 16, 1996
Page 3


applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT. We have not reviewed and will not review these operations, and no assurance can be given that the actual operations of the Company and its affiliates have met or will meet these requirements or the representations made to us with respect thereto. Our opinion is not binding on the IRS, and the IRS may disagree with the opinion contained herein. Except as specifically discussed above, the opinion expressed herein is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

     We consent to being named as counsel to the Company in the Registration Statement, to the references in the Registration Statement to our firm and to the inclusion of a copy of this opinion letter as an exhibit to the Registration Statement.

                                    Very truly yours,


                                    /s/ Goodwin, Procter & Hoar  LLP

                                    Goodwin, Procter & Hoar  LLP